SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2008

MEDIZONE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

NEVADA	2-93277-D	87-0412648
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1144 Buena Vista, P.O. Box 742, Stinson Beach, California 94970

(Address of principal executive office)

Registrant's telephone number, including area code: (415) 868-0300

Copies to:

John C. Thompson, Esq.

John C. Thompson, LLC

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

Medizone International, Inc. (the “Company”) is filing unaudited financial statements for the year ended December 31, 2007 as an exhibit to this filing. The Company’s Common Stock is currently quoted under the symbol “MZEI.PK” on the Pink OTC Markets Inc. website at www.pinksheets.com with a "STOP" sign posted next to the quote because we are behind in our financial filings.

The Company filed its annual report on Form 10-KSB for the year ended December 31, 2006 with the Securities and Exchange Commission on Tuesday, June 3, 2008. We are working towards completing and filing the rest of our past due filings as soon as possible.  While those filings are being prepared, management has been informed that if we file the unaudited year end financials for the year ended December 31, 2007 as an exhibit in this Current Report on Form 8-K, the “STOP” sign may be removed from our quote and replaced with a "Limited Information" designation.  Therefore, the unaudited financial information for fiscal year 2007 is attached hereto as an exhibit.

Management hopes that the audit of the 2007 fiscal year financial statements will be done by early July 2007.  The Company intends to prepare and file its annual report on Form 10-KSB for the year ended December 31, 2007 as soon thereafter as possible.

Item 9.01 Financial Statements and Exhibits

Exhibit 99 – Unaudited financial statements for the year ended December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  June 5, 2008

MEDIZONE INTERNATIONAL, INC.

By: /S/ Edwin G. Marshall

Edwin G. Marshall

Chief Executive Officer